Exhibit 99.1
Rentech Announces Record Results for Fiscal Year 2009
Positive Net Income of $3 Million; EBITDA of $24 Million; REMC EBITDA of $66 Million
LOS ANGELES (December 14, 2009) — Rentech, Inc. (NYSE AMEX: RTK) today announced results for its fiscal 2009 fourth quarter and fiscal year ended September 30, 2009. Reported results for fiscal year 2009 were reduced by accounting changes that resulted in a restatement of previously reported annual and quarterly results for fiscal year 2008 and quarterly results for fiscal year 2009, as discussed below.
2009 Financial Results
For the fourth quarter of fiscal year 2009, Rentech reported revenue of $24.7 million, compared to $74.6 million for the comparable quarter in the prior year. The decline in revenue was attributable to lower fertilizer shipments than for the same quarter in fiscal 2008, due to weaker economic conditions and lower corn prices. Rentech reported a net loss of $6.4 million, or $0.03 per share, for the quarter ended September 30, 2009. This compares to a net loss of $2.9 million, or $0.01 per share, for the comparable period in fiscal year 2008.
For the fiscal year ended September 30, 2009, Rentech reported revenue of $183.0 million compared to $211.0 million for the prior fiscal year. Sales volume decreased primarily due to reduced shipments in the first and fourth quarters of fiscal year 2009 due to unfavorable weather and weaker economic conditions. Rentech reported full year net income, for the first time in the company’s history, of $3.0 million, or $0.02 per share, for the fiscal year ended September 30, 2009, a significant improvement over the net loss of $56.9 million, or $0.34 per share, for the comparable period in fiscal year 2008. Operating income for the Company’s wholly-owned nitrogen fertilizer facility, Rentech Energy Midwest Corporation (REMC), for fiscal year 2009 was $57.0 million as compared to $52.7 million in fiscal year 2008.
Rentech generated EBITDA of $23.6 million on a consolidated basis, and $65.5 million at REMC for fiscal year 2009. EBITDA, operating income, and net income for fiscal year 2009 were each reduced by approximately $6 million due to the impact on the cost of goods sold of restatements related to the accounting treatment of forward purchases of natural gas that had no impact on cash flow, and are further described below. Further explanation of EBITDA, a non-GAAP measure, a computation of both consolidated and REMC EBITDA, and the impacts of the accounting changes are shown below in this press release.
Selling, general and administrative (SG&A) expenses were $24.1 million for the fiscal year ended September 30, 2009, down from $33.4 million for the prior year. Reductions in staff, travel and information technology expenditures accounted for a majority of the decline in SG&A expenses. Research and development (R&D) expenses for the fiscal year ended September 30, 2009 were $21.4 million, significantly lower than the $64.5 million reported for fiscal year 2008. The decrease in R&D expenses was primarily due to the completion of construction of the Company’s Product Demonstration Unit (PDU), the cost of which was expensed, in the prior fiscal year. Current period R&D expenses were for operation of the PDU, and for work on catalyst and process improvements.
Rentech, Inc., 10877 Wilshire Blvd. Suite 710, Los Angeles, California, 90024, 310-571-9800, Fax 310-571-9799
WWW.RENTECHINC.COM

As of September 30, 2009, Rentech had cash and cash equivalents of $69.1 million on a consolidated basis.
Commenting on the fiscal year 2009 financial results, D. Hunt Ramsbottom, President and CEO of Rentech, stated, “Fiscal year 2009 was an exceptional year for our Company. For the first time in Rentech’s history, we generated positive net income and consolidated EBITDA.” Mr. Ramsbottom continued, “Disciplined cost management and record cash flow generation at REMC enabled us to make significant advances in our alternative fuels business in a challenging economic environment when many companies were retrenching or failing. As a result, we made considerable commercial progress such as advancing our renewable energy project in Rialto, CA and enhancing our technology portfolio with biomass gasification technologies.”
Accounting Changes; Restatement
The Company announced that it has corrected its accounting treatment of forward gas purchase contracts and inventory valuation. This correction required restatements of the annual and quarterly consolidated financial statements for fiscal year 2008, and for the first three quarters of fiscal year 2009. The restated financial statements and the impacts of the accounting correction are included in the Company’s Form 10-K for the fiscal year ended September 30, 2009, which was filed today.
The restatement corrects a prior incorrect classification of cash deposits required by forward gas purchase contracts as inventory, and reclassifies them as deposits on gas purchase contracts within current assets on the balance sheet. The Company previously recorded impairments of the inventory components represented by those deposits due to declines in the market price of the natural gas covered by the contracts and increased margin and deposit requirements, recognizing those impairments through cost of goods sold prior to delivery of products produced with the gas. As the Company discussed at the time the inventory impairments were reported, cost of goods sold in periods following the impairments benefited to the extent of the impairments, as gas costs in the subsequent periods were recognized at the lower post-impairment cost. The corrected accounting treatment instead recognizes gas costs at contracted prices. Finished goods inventory will be tested for impairment, but no impairments will be recognized for specific components of inventory (such as natural gas under contract). The restatement reverses the impairments and the subsequent benefits to cost of goods sold. These corrections change the timing, but not the total amount, of the recognition of expenses for purchases of natural gas and have no impact on cash flow.
The restatements had the effect of increasing operating earnings and EBITDA in fiscal 2008 by approximately $6 million, and caused a reduction in reported operating earnings and EBITDA in fiscal 2009 of approximately $6 million due to changes in the timing of expense recognition. The guidance that the Company had previously provided regarding expected full year fiscal 2009 results did not give effect to this accounting change or the related downward adjustment in reported fiscal 2009 results caused by the restatement.
Additional detail about the effects of the restatement adjustments are provided below in this press release.
Rentech, Inc., 10877 Wilshire Blvd. Suite 710, Los Angeles, California, 90024, 310-571-9800, Fax 310-571-9799
WWW.RENTECHINC.COM

Rentech has also changed its balance sheet treatment of product pre-sale contracts, which has no impact on the statement of operations. The Company previously recorded the entire amount of firm take-or-pay pre-sale contracts as deferred revenue, and recorded accounts receivable for the difference between the total contract amount and the cash deposits received. The new accounting treatment will record deferred revenue only to the extent of cash deposits received, and will record no accounts receivable until products have been shipped. The impact on the September 30, 2008 balance sheet was to reduce deferred revenue and accounts receivable by approximately $58 million. There was no impact on the September 30, 2009 balance sheet, as all product pre-sale contracts at that date were fully paid.
Additional Information
For additional information, see Rentech’s Form 10-K for the fiscal year ended September 30, 2009 available on the Company’s website at www.rentechinc.com.
Conference Call with Management and Availability of Investor Presentation
The Company will hold a conference call tomorrow. December 15, at 10:00 a.m. PST, during which time Rentech’s senior management will review the Company’s financial results for these periods and will provide an update on corporate developments. Callers may listen to the live presentation, which will be followed by a question-and-answer segment by dialing: 800-786-6104 or 212-231-2903. An audio webcast of the call will be available at www.rentechinc.com within the News and Events portion of the site under the Presentations section. A replay will be available by audio webcast and teleconference from 1:00 p.m. PST on December 16 through 1:00 p.m. PST on December 23. The replay teleconference will be available by dialing 800-633-8284 or 402-977-9140 and the reservation number 21443843.
A presentation on the Company’s Rialto Renewable Energy Center will be available prior to the conference call at www.rentechinc.com within the Investor Relations portion of the site under the Presentations section.
Rentech, Inc., 10877 Wilshire Blvd. Suite 710, Los Angeles, California, 90024, 310-571-9800, Fax 310-571-9799
WWW.RENTECHINC.COM

RENTECH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008

Total Revenues	$24,717	$74,604	$183,000	$210,971

Cost of Sales	17,256	53,815	122,204	154,420

Gross Profit	7,461	20,789	60,796	56,551

Operating Expenses	10,677	18,377	46,920	107,022

Operating Income (Loss)	(3,216)	2,412	13,876	(50,471)

Total Other Expenses	(3,100)	(5,335)	(10,859)	(6,489)

Income (Loss) from Continuing Operations before Income Taxes	(6,316)	(2,923)	3,017	(56,960)

Income tax expense	43	7	61	13

Income (Loss) from Continuing Operations	(6,359)	(2,930)	2,956	(56,973)

Gain on sale of discontinued operations	6	30	72	91

Net income from discontinued operations	6	30	72	91

Net Income (Loss)	$(6,353)	$(2,900)	$3,028	$(56,882)

Basic Income (Loss) per Common Share
Continuing operations	$(0.03)	$(0.01)	$0.02	$(0.34)
Discontinued operations	0.00	0.00	0.00	0.00

Basic Income (Loss) per Common Share	$(0.03)	$(0.01)	$0.02	$(0.34)

Diluted Income (Loss) per Common Share
Continuing operations	$(0.03)	$(0.01)	$0.02	$(0.34)
Discontinued operations	0.00	0.00	0.00	0.00

Diluted Income (Loss) per Common Share	$(0.03)	$(0.01)	$0.02	$(0.34)

Weighted-Average Shares:
Basic	197,022	166,216	174,445	165,480

Diluted	201,389	166,216	175,578	165,480

10877 Wilshire Blvd. Suite 710, Los Angeles, California, 90024, 310-571-9800, Fax 310-571-9799

Restatement Effects
The following tables (in thousands, except per share data) set forth the effects of the restatement on selected line items within Rentech’s previously reported consolidated financial statements for the full year and quarterly periods for fiscal year 2008 and for the first three quarters of fiscal year 2009. The following tables provide only a summary of the effects of the restatement, do not include all line items that have been affected by the restatement and should be read in conjunction with the restated consolidated financial statements contained in Part II, Item 8 of the Company’s Form 10-K for the period ended September 30, 2009.

Year Ended September 30, 2008
	As Previously	Restatement
	Reported	Adjustments	As Restated
Total cost of sales	$160,425	$(6,005)	$154,420
Gross profit	50,546	6,005	56,551
Write down of inventory to market	8,650	(8,650)	0
Loss from continuing operations before income taxes	(62,965)	6,005	(56,960)
Net loss	(62,887)	6,005	(56,882)
EPS — Basic	(0.38)	0.04	(0.34)
EPS — Diluted	(0.38)	0.04	(0.34)

As of September 30, 2008
	As Previously	Restatement
	Reported	Adjustments	As Restated
Inventories	$29,491	$(12,362)	$17,129
Deposits on gas contracts	—	18,368	18,368
Accumulated deficit	(255,260)	6,005	(249,255)
Total stockholders’ deficit	(13,089)	6,005	(7,084)

Deferred Revenue	120,709	(57,901)	62,808

	Year Ended September 30, 2009
	First Quarter			Second Quarter			Third Quarter
	December 31, 2008			March 31, 2009			June 30, 2009
	As			As			As
	Previously	Restatement	As	Previously	Restatement	As	Previously	Restatement	As
	Reported	Adjustments	Restated	Reported	Adjustment	Restated	Reported	Adjustment	Restated
Total cost of sales	$40,416	$(4,061)	$36,355	$19,793	$8,131	$27,924	$38,850	$1,819	$40,669
Gross profit (loss)	9,661	4,061	13,722	(3,004)	(8,131)	(11,135)	52,567	(1,819)	50,748
Write down of inventory to market	10,115	(10,115)	0	5,861	(5,861)	0	116	(116)	0
Income (loss) from continuing operations before income taxes	(4,320)	4,061	(259)	(16,592)	(8,131)	(24,723)	36,133	(1,819)	34,314
Net income (loss)	(4,323)	4,061	(262)	(16,539)	(8,131)	(24,670)	36,132	(1,819)	34,313
EPS — Basic	(0.03)	0.03	0.00	(0.10)	(0.05)	(0.15)	0.22	(0.01)	0.21
EPS — Diluted	(0.03)	0.03	0.00	(0.10)	(0.05)	(0.15)	0.22	(0.02)	0.20
10877 Wilshire Blvd. Suite 710, Los Angeles, California, 90024, 310-571-9800, Fax 310-571-9799

	Year Ended September 30, 2008
	First Quarter			Second Quarter			Third Quarter
	December 31, 2007			March 31, 2008			June 30, 2008
	As			As			As
	Previously	Restatement	As	Previously	Restatement	As	Previously	Restatement	As
	Reported	Adjustments	Restated	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Total cost of sales	$37,182	$(82)	$37,100	$20,616	$82	$20,698	$42,807	$0	$42,807
Gross profit	10,278	82	10,360	7,917	(82)	7,835	17,567	0	17,567
Write down of inventory to market	82	(82)	0	0	0	0	0	0	0
Loss from continuing operations before income taxes	(23,437)	82	(23,355)	(22,812)	(82)	(22,894)	(7,788)	0	(7,788)
Net loss	(23,414)	82	(23,332)	(22,796)	(82)	(22,878)	(7,772)	0	(7,772)
EPS — Basic	(0.14)	0	(0.14)	(0.14)	0	(0.14)	(0.05)	0	(0.05)
EPS — Diluted	(0.14)	0	(0.14)	(0.14)	0	(0.14)	(0.05)	0	(0.05)

	Year Ended September 30, 2008
	Fourth Quarter
	September 30, 2008
	As
	Previously	Restatement	As
	Reported	Adjustments	Restated
Total cost of sales	$59,820	$(6,005)	$53,815
Gross profit	14,784	6,005	20,789
Write down of inventory to market	8,568	(8,568)	0
Loss from continuing operations before income taxes	(8,928)	6,005	(2,923)
Net loss	(8,905)	6,005	(2,900)
EPS — Basic	(0.05)	0.04	(0.01)
EPS — Diluted	(0.05)	0.04	(0.01)
Disclosure Regarding Non-GAAP Financial Measures
EBITDA is a presentation of “earnings before interest, taxes, depreciation and amortization.” Management believes that EBITDA (a non-GAAP metric) can be a useful indicator of the fundamental operating performance of the Company’s fertilizer production facility, Rentech Energy Midwest Corporation (REMC), and of the consolidated company. Management believes that EBITDA can help investors more meaningfully evaluate the company’s and REMC’s operating performances by eliminating the effect of non-cash expenses and non-operating expenses of interest, taxes and depreciation and amortization. We believe that our investors may use EBITDA as a measure of the operating performance of REMC’s and the company’s businesses. We recommend that investors carefully review the GAAP financial information (including our statement of cash flows) included as part of our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our earnings releases; compare GAAP financial information with the non-GAAP financial results disclosed in our quarterly earnings releases and investor calls, and read the computation below.
10877 Wilshire Blvd. Suite 710, Los Angeles, California, 90024, 310-571-9800, Fax 310-571-9799

Fiscal Year 2009 Consolidated EBITDA ($ millions)

	Pre-Restatement	Restatement Impact	Actual
Operating Income	$19.8	$(6.0)	$13.8
Depreciation and Amortization	9.8	—	9.8

EBITDA	$29.6	$(6.0)	$23.6
Fiscal Year 2009 REMC EBITDA ($ millions)

	Pre-Restatement	Restatement Impact	Actual
Operating Income	$63.0	$(6.0)	$57.0
Depreciation and Amortization	8.5	—	8.5

EBITDA	$71.5	$(6.0)	$65.5
About Rentech, Inc.
Rentech, Inc. (www.rentechinc.com), incorporated in 1981, provides clean energy solutions. The Company’s Rentech-SilvaGas biomass gasification process can convert multiple biomass feedstocks into synthesis gas (syngas) for production of renewable fuels and power. Combining the gasification process with Rentech’s unique application of proven syngas conditioning and clean-up technology and the patented Rentech Process based on Fischer-Tropsch chemistry, Rentech offers an integrated solution for production of synthetic fuels from biomass. The Rentech Process can also convert syngas from fossil resources into ultra-clean synthetic jet and diesel fuels, specialty waxes and chemicals. Final product upgrading is provided under an alliance with UOP, a Honeywell company. Rentech develops projects and licenses these technologies for application in synthetic fuels and power facilities worldwide. Rentech Energy Midwest Corporation, the Company’s wholly-owned subsidiary, manufactures and sells nitrogen fertilizer products including ammonia, urea ammonia nitrate, urea granule, and urea solution in the corn-belt region of the central United States.
Safe Harbor Statement
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as the Company’s advancement of its renewable energy project in Rialto, CA, the enhancement of its technology portfolio and trends in expenses and cost management. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties. Other factors that could cause actual results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and periodic public filings with the Securities and Exchange Commission, which are available via Rentech’s web site at www.rentechinc.com. The forward-looking statements in this press release are made as of the date of this press release and Rentech does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.
For more information
Please contact: Julie Dawoodjee, Director of Investor Relations, Rentech, Inc. at 310-571-9800, extension 341, or by email at ir@rentk.com.
10877 Wilshire Blvd. Suite 710, Los Angeles, California, 90024, 310-571-9800, Fax 310-571-9799